UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2008

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2008, Gilead Sciences, Inc. ("GSI") entered into an accelerated share repurchase transaction with Citibank, N.A. ("Citibank") to repurchase $750.0 million of GSI common stock on an accelerated basis. This accelerated share repurchase is part of the $3.00 billion share repurchase program authorized by the GSI board of directors in October 2007.

Under the terms of the accelerated share repurchase agreement, we will pay $750.0 million to Citibank to settle the initial purchase transaction and will receive 10,999,433 shares of GSI common stock at a price of $46.49 per share. This price is based generally on the average of the daily volume weighted-average share prices of GSI common stock during a specified period of time, subject to certain provisions that establish a minimum and maximum number of shares that may be repurchased based on the average of the daily volume weighted-average share prices over an initial hedge period. On or before April 2009, subject to extension under certain circumstances and subject to the maximum and minimum share delivery provisions of the agreement, we may receive additional shares from Citibank depending on the average of the daily volume weighted-average prices of GSI common stock during a specified period less a predetermined discount per share.

After making the initial payment of $750.0 million, we will not be obligated to deliver any cash or shares to Citibank except in certain limited circumstances, in which case the method of delivery (cash or shares of GSI common stock) would be at our discretion. Shares repurchased under the accelerated share repurchase agreement will be retired.

Copies of the master confirmation and form of supplemental confirmation related to the transaction are filed as Exhibit 10.1 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit
Number Description
10.1 Master Confirmation, dated as of October 21, 2008 by and among Gilead Sciences, Inc. and Citibank, N.A., together with the form of Supplemental Confirmation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

October 21, 2008	By:	/s/ Robin L. Washington

Name: Robin L. Washington
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Master Confirmation, dated as of October 21, 2008 by and among Gilead Sciences, Inc. and Citibank, N.A., together with the form of Supplemental Confirmation